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                                  EXHIBIT 99.1

           AGREEMENT RE JOINT FILING OF SCHEDULE 13D, AMENDMENT NO. 1



Each of the undersigned hereby agrees:


         1. Each of them is individually eligible to use the Schedule 13D, Amendment No. 1 to which this Exhibit is attached, and such Schedule 13D, Amendment No. 1 is filed on behalf of each of them; and

         2. Each of them is responsible for the timely filing of such Schedule 13D, Amendment No. 1 and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


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
Dated: November 30, 1999              VERDE REINSURANCE COMPANY, LTD., a
                                      corporation of the Island of Nevis


                                      By:   /s/Ernest C. Garcia II
                                          -------------------------------------
                                               Ernest C. Garcia II
                                      Its:     President




Dated: November 30, 1999              VERDE INVESTMENTS, INC., an Arizona corporation


                                      By:   /s/Ernest C. Garcia II
                                          -------------------------------------
                                               Ernest C. Garcia II
                                      Its:     President




Dated: November 30, 1999              ERNEST C. GARCIA II


                                      By:   /s/Ernest C. Garcia II
                                          -------------------------------------
                                               Ernest C. Garcia II, as an Individual
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